Exhibit 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-80043, 333-93301, 333-32674, 333-45868, 333-52450, 333-75760, 333-99059,
333-107590, 333-115029 and 333-118397 of Internet Commerce Corporation on Form S-3 and Registration Statement Nos. 333-49364, 333-49372, 333-39854 and
333-86565 of Internet Commerce Corporation on Form S-8 of our report dated October 28, 2004, appearing in this Annual Report on Form 10-K of Internet Commerce Corporation for the year ended July 31, 2004.

/s/ Deloitte & Touche LLP
New York, New York
October 29, 2004